Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

MEREO BIOPHARMA GROUP PLC

(Exact name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(4)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Ordinary shares, nominal value £0.003 per share(1)	Rule 457(c) and Rule 457(h)(1)	37,234,627(3)	$0.62	$23,085,468.74	$147.60 per $1,000,000	$3,407.42

Total Offering Amounts					$23,085,468.74		$3,407.42

Total Fee Offsets							$—

Net Fee Due							$3,407.42

(1)

The ordinary shares, par value £0.003 per share (the “Ordinary Shares”) of Mereo BioPharma Group plc (the “Company”) registered hereunder may be represented by the Company’s American Depositary Shares (“ADSs”), with each ADS representing five Ordinary Shares. The Company’s ADSs issuable upon deposit of the ordinary shares have been registered under separate registration statements on Form F-6 (333-223890, 333-249338 and 333-258824).

(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement is deemed to cover an indeterminate number of additional Ordinary Shares that may be offered or issued pursuant to the Plans to prevent dilution resulting from any share dividend, share split or other similar transaction.

(3)

Represents (i) Ordinary Shares issuable pursuant to the Mereo BioPharma Group plc 2019 Equity Incentive Plan, as amended on February 13, 2020 and January 15, 2021, and the Mereo BioPharma Group plc 2019 Non-Employee Equity Incentive Plan, as amended on February 13, 2020 and January 15, 2021 (collectively, the “Plans”), and (ii) Ordinary Shares issuable upon vesting of restricted stock units and performance awards granted to employees and executives pursuant to and in accordance with the Plans.

(4)

Computed solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act on the basis of $3.08, the average high and low sale price of the ADSs on the Nasdaq Capital Market on January 18, 2024 divided by five to reflect the Ordinary Share to ADS ratio.